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                                  EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-16342, 33-18435 and 333-09475; Form S-3 Nos. 333-06537,
33-98876, 333-41641, 333-74437, 333-86327, 333-88293 and 333-94193) of Sunshine
Mining and Refining Company and in the related Prospectuses of our report dated February 26, 1999, with respect to the 1997 and 1998 consolidated financial statements included in this Annual Report (Form 10-K) for the year ended December 31, 1999.



                                       ERNST & YOUNG LLP

Dallas, Texas
March 31, 2000